UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 28, 2020

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [_]

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2020, Athena Silver Corporation (the “Company”) through its wholly-owned subsidiary Athena Minerals Inc. entered into Agreement to Grant a 1% Net Smelter Return (NSR) on all Silver Produced from Langtry Mine (the “NSR Agreement”) with Bruce and Elizabeth Strachan, Trustees of the Bruce and Elizabeth Strachan Revocable Living Trust dated July 25, 2007 (“Strachan”) whereby Strachan has agreed to grant to Athena Minerals, Inc. a 1% net smelter return on the Langtry Mine in California, conditioned upon the completion of the Company’s payment obligation of $150,000 to Mobil Exploration (“Mobil”) in exchange for Mobil agreeing to reduce its net smelter royalty to 2% pursuant to a 2015 agreement between the Company and Mobil. Athena is making annual payments of $10,000 to Mobil and has a remaining balance outstanding of $100,000. Athena’s 1% NSR on Langtry will not vest until the payment obligation to Mobil has been completed. A copy of the NSR Agreement is filed herewith as Exhibit 10.1.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2020, Athena Silver Corporation and its wholly-owned subsidiary Athena Minerals, Inc. (together “Athena”) entered into Agreement to Terminate Lease with Option to Buy dated March 10, 2016 with Bruce and Elizabeth Strachan, Trustees of the Bruce and Elizabeth Strachan Revocable Living Trust dated July 25, 2007 (“Strachan”), including any and all amendments thereto dated April 28, 2020 (the “Termination Agreement”) with respect to the Langtry Mine in California. A copy of the Termination Agreement is filed herewith as Exhibit 10.2

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	NSR Agreement
10.2	Termination Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: April 29, 2020	By:	/s/ John C. Power
John C. Power, President

2